ARTICLES

OF
ASSOCIATION
for
Equinor ASA
(Effective

from

11

May

2022)
Article

The company's

name

is Equinor

ASA. The

company

is a

public

limited company.
The objective

of Equinor

ASA is to

develop, produce

and market various

forms of energy

and
derived products

and services, as

well as other

business. The activities

may also be

carried out
through

participation

in or cooperation

with other companies.
Article

The company's

registered

office

is located

in

the

municipality

of

Stavanger.
Article

The share capital

of the company
is
NOK 7,938,675,397.50

divided
into 3,175,470,159
shares of

NOK 2.50

each.
Article 4
The board of

directors

of the company

shall consist

of 9-11

members. The

board

of directors,
including the

chair and the

deputy chair,

shall be elected

by the

corporate

assembly.

Deputy
directors may be

elected in respect

of the directors

elected by and

among the employees

in
accordance

with regulations

stipulated in

or pursuant to

the Public Limited

Companies Act. The
board of directors

may be elected

for

up to

two

years.
Article 5
The chair

of the

board

alone,

the

chief

executive

officer

alone

or

any

two

directors

jointly

may
sign for

the

company.

The board may

grant powers of

procuration.

Security Classification: Open - Status: Final Page 2 of 3
Article

The

board

shall appoint

the

company's

chief

executive

officer

and

stipulate

his/her

salary.
Article

The company shall

have a corporate

assembly

consisting

of 18 members

and deputy

members.
The annual

general

meeting

shall

elect

12

members

and

four

deputy

members

for

these

12
members. Six

members

and deputies for

these

six

members

shall be elected

by and among

the
employees

of the

company

in

accordance

with

regulations

stipulated

in or pursuant

to

the

Public
Limited Companies

Act.
The corporate assembly

shall elect a

chair and deputy

chair from and

among its

members. The
corporate assembly

shall hold at

least 2 meetings

annually.
Article

The annual general

meeting shall be

held each year

by the end

of June. Annual

general
meetings shall

be held in the

municipality

of Stavanger

or Oslo.
Article

Documents

relating

to

matters

to

be dealt

with

by the company's

annual

general

meeting,
including documents

which

by

law

shall

be included

in

or

attached

to

the

notice

of

the

annual
general meeting,

do not

need to

be sent to

the

shareholders

if

the

documents

are accessible

on
the company's home

pages. A shareholder

may nevertheless

request that documents,

which relate
to matters

to

be

dealt

with

by

the

company's

annual

general

meeting,

be

sent

to

him/her.
The annual

general

meeting

shall address

and decide

the

following

matters:
1.

Adoption of the annual report and accounts, including

the declaration of dividends.
2.

Any other matters which

are referred to

the annual general meeting by statute law or
the articles

of association.
Shareholders

are able

to

vote in

writing,

including

through

electronic

communication,

in a
period

before the general

meeting. The board

of directors can

stipulate guidelines

for such
advance

voting.

It

must be

stated in

the notice

for the

general

meeting

which guidelines

have
been set.
Article

The company

shall be responsible

for

the

marketing and

sale of the

state's petroleum

which is
produced

from the

state's

direct

financial

interest

(SDFI)

on

the

Norwegian

continental

shelf,

as
well as

for

the

marketing

and

sale

of

petroleum

paid

as royalty

in

accordance

with

the
Petroleum

Act

of 29

November

1996

No

72.

The

annual

general

meeting

of the

company

may
by

simple

majority decide

on further instructions

concerning

the

marketing and

sale.

Security Classification: Open - Status: Final Page 3 of 3
Article

The duties

of the nomination

committee

are to submit

a recommendation

to
1.

the annual general meeting

for the election of shareholder-elected members and deputy
members

of

the

corporate

assembly

and

remuneration

of members

of the

corporate
assembly;
2.

the

annual general meeting for

the election and remuneration

of members of

the
nomination committee;
3.

the corporate assembly for

the

election of shareholder-elected members of the board
of directors

and

remuneration

of the

members

of

the

board

of

directors;

and
4.

the

corporate assembly

for

the

election of the chair and the

deputy chair of the
corporate assembly.
The chair

of the

board

of

directors

and the

president

and

chief executive

officer

shall be invited,
without

having

the

right

to

vote,

to

attend

at

least

one

meeting

of

the

nomination

committee
before it

makes its final

recommendation.
The nomination

committee

consists

of four

members

who must

be shareholders

or
representatives

of shareholders

and who

shall be independent

of the

board of

directors

and the
company's

management.

The members

of the

nomination

committee,

including

the chair,

shall
be elected

by the

annual general

meeting. The chair

of the nomination

committee

and one other
member

shall be

elected from

among the

shareholder

-elected members

of the corporate
assembly.

The members

of the

nomination

committee

are normally

elected

for a

term of two
years.

Personal

deputy

members

for one

or more

of the

nomination

committee's

members

may
be elected

in accordance

with the

same criteria

as described

above.

A deputy

member

only
meets for

the member

if the

appointment

of that

member

terminates

before the

term of

office
has expired.
If

the

appointment

of

a

member

of

the

nomination

committee

terminates

before

the

term

of
office has

expired,

the

election

of a

new

member

can

be deferred until

the next general

meeting of
shareholders.

If

that member

has a

personal

deputy

member,

the deputy

member

will function

as
a member

of

the

nomination

committee

until a

new

election

has been

held. If

the

appointment

of
the chair

terminates

before

his/her

term

of office

has expired,

the committee

elects

from

among
its members

a

new

chair

to

hold

office

until the next

general

meeting

of

shareholders.
The annual

general

meeting

stipulates the

remuneration

to

be paid to

members

of the

nomination
committee.

The company

will cover

the

costs

of

the

nomination

committee.
The

general

meeting

may

adopt

instructions

for

the

nomination

committee.